Exhibit (c)(12)

Exhibit (C)(12)

Goldman Sachs

J.Crew Discussion Materials

Goldman, Sachs & Co.

20-May-2010

Goldman Sachs

Table of Contents

I. Capital Allocation Trends

II. Market Perspectives on J.Crew and Comparison to Peers

III. Optimal Capital Structure and Alternatives Use of Cash Considerations Appendix A: Supplemental Materials

Goldman Sachs

I. Capital Allocation Trends

Capital Allocation Trends 1

Goldman Sachs

With Increasing Cash Balances, Companies Can Either Return Cash to Shareholders or Invest in M&A, Both of Which Have Lagged

Increasing Cash Balances

Cash for $Bn S&P 500 Companies

% of Mkt Value

$626.3 $633.3 $608.1 $609.7 9.9%

7.5% 7.4% 6.4% 5.9% 10.7% $654.6 $820.3

2004 2005 2006 2007 2008 2009

Cash & Equivalents Cash % of Mkt Value

Share Repurchase Authorizations

Announced ($billions)

2004 2005 2006 2007 2008 2009

$470 $371 $655 $863 $359 $121

M&A Volumes

M&A Volume ($ mm)

$777,821 $1,109,110 $1,424,075 $1,531,752 $900,838 $713,056

2004 2005 2006 2007 2008 2009

Source: CapIQ, Birinyi, Thomson Financial Securities Data

Capital Allocation Trends 2

Goldman Sachs

Equity Investors are Supportive of Both Capital Return and M&A

In early 2010, Goldman Sachs surveyed several best-in-class investors from blue-chip mutual funds and hedge funds regarding whether or not companies should spend excess cash. The results are below:

Keep Cash on Balance Sheet

Summary: First priority should be leverage and liquidity; assuming that’s fine, maintaining high levels of cash has limited value in this yield environment Specific commentary:

“Ultimate flexibility in uncertain times.”

“I think companies, in general, are sitting on way too much cash.”

Investor Preference: 22%

Capital Return

Summary: So long as the capital structure is strong, return of capital should happen immediately Specific commentary regarding share repurchase:

“I prefer buybacks over anything else - buybacks reaffirms management’s view of the value of the stock long term, which is more important than anything else.” “…By and large, it is probably the most important sign.”

Specific commentary regarding dividends:

“Prefer regular dividends than special dividends…regular dividend demonstrates commitment to shareholders” “If the company used to pay a dividend, it should reinstate one and then buyback [stock]”

Investor Preference: 56%

M&A

Summary: Use of cash for M&A is viewed in a favorable light for companies with a strong track record of integration Specific commentary: “If a company is sitting with cash on the balance sheet, acquisitions with a high degree of synergies will help earnings growth in a sluggish environment, which the market will reward” “If you can scoop up assets that are cheap/accretive it makes sense, but oftentimes this comes with risk and it takes a while to see the fruits bear themselves in the share price” Investor Preference: 22%

Capital Allocation Trends 3

Goldman Sachs

As The Economy Has Recovered, Record Cash Balances and Limited Price Appreciation Are Again Focusing Companies on Return of Capital to Accelerate Returns

Cash and Equivalents Have Grown to record levels

Cash & Equivalents Cash % of Mkt Value $1,000

Cash for $Bn S&P 500 Companies

$0 $250 $500 $750

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

% of Mkt Value

15% 10% 5% 0%

Expectation for Share Repurchases and Dividends to Increase

% of S&P 500 Cash Allocated to Dividends and Share Buybacks

66% 20% 15%

54% 20% 15%

60% 18% 14%

68% 15% 15%

64% 18% 17%

61% 18% 19%

1998 - 2003 Average 2004 - 2007 Average 2008 2009 2010E 2011E

Dividends Buybacks Other

Source: CapIQ, GS Research Note: Based on cash and cash equivalents as of latest quarter and market cap as of 18-Dec-2009. Includes companies with market cap greater than $500mm.

Capital Allocation Trends 4

Goldman Sachs

Apparel Retailers Have Retained a Large Portion of Cash on Their Balance Sheets in the Economic Downturn…

Cash as % of Market Capitalization

Median: 16.5%

9.5% 40.9% 21.6% 21.4% 20.1% 19.2% 18.6% 16.7% 16.3% 15.8% 13.4% 13.9% 13.4% 9.8% 8.0%

J. Crew Hot Topic Limited Brands American Eagle Abercrombie & Fitch Gymboree Dress Bam Gap Chico’s AnnTaylor Guess?

Coldwater Creek

Aeropostale

Buckle

Urban Outfitters

Cash $298 $123 $1,804 $699 $712 $258 $500 $2,573 $424 $210 $502 $85 $347 $158 $502 % of Sales 18.9% 16.7% 20.9% 23.4% 24.3% 25.4% 18.5% 18.1% 24.7% 11.5% 23.6% 8.2% 15.6% 17.6% 25.9% Adjusted Debt to EBITDAR

Median: 3.0 x

2.1 x 6.6 x 4.9 x 3.9 x 3.9 x 3.7 x 3.1 x 3.1 x 2.9 x 2.5 x 2.4 x 2.2 x 1.8 x 1.5 x 0.9 x

J. Crew Coldwater Creek AnnTaylor Limited Brands Hot Topic Abercrombie & Fitch American Eagle Chico’s Gymboree Gap Guess? Urban Outfitters Aeropostale Buckle Coach

CR BB+ / WR NA / NA NA / WR BB / Ba3 NA / NA NA / NA NA / NA NA / NA NA / NA BB+ / WR NR / WR NA / NA NA / NA NA / NA NA / NA

Source: Company Filings and Bloomberg. Market Data as of 14-May-2010 Capital Allocation Trends 5

Goldman Sachs

…But Historically Have Used Significant Portion of Operating Cash Flows for Share Buybacks 2005-2009 Cumulative ($ millions, except where noted) Percentage of Operating Cash Flow

Capex Acq. / (Div.) Share Rep. Dividends

40% 2% 77% 18% 1% 14% 73% 32% 2% 58% 55% 57% 31% 24% 51% 54% 1% 49% 35% 15% 33% 40% 32% 24% 30% 19% 69% 4% 11% 16% 58% 10% 72% 11% 7% 41% 3% 6% 106% 2% 67%

J. Crew Coach Gap AnnTaylor Aeropostale Limited Brands Gymboree American Eagle Buckle Chico’s Abercrombie Hot Topic Guess Coldwater Creek Urban Outfitters

‘05-’09 EPS CAGR NM 14.7% 6.6% (30.3)% 36.6% (4.0)% 29.3% (12.3)% 24.8% (19.7)% (26.3)% (13.3)% 16.6% NA 15.2% ‘05-09 Stock Performance 53.5%1 24.3% (13.3)% (41.6)% 77.5% (19.7)% 202.9% (6.2)% 138.6% (51.5)% (37.1)% (70.3)% 459.3% (63.2)% 50.1% Market Cap $ 3,130 $ 12,565 $ 15,421 $ 1,326 $ 2,585 $ 8,354 $ 1,344 $ 3,259 $ 1,617 $ 2,602 $ 3,547 $ 301 $ 3,612 $ 630 $ 6,235 OCF $ 674 $ 4,190 $ 8,222 $ 1,171 $ 1,029 $ 4,574 $ 659 $ 2,369 $ 579 $ 1,081 $ 2,746 $ 282 $ 906 $ 386 $ 842 (Capex) $(271) $(766) $(2,619) $(642) $(322) $(2,458) $(233) $(951) $(173) $(741) $(1,606) $(204) $(372) $(411) $(568) (Acq.) / Div. $ 0 $(35) $(142) $ 0 $ 0 $(25) $ 0 $ 0 $ 0 $(48) $ 0 $ 0 $(24) $ 0 $ 0 (Share Rep.) $(2) $(3,241) $(6,002) $(685) $(584) $(2,354) $(321) $(780) $(142) $(202) $(441) $(27) $(66) $(25) $(21) (Dividends) $ 0 $(71) $(1,173) $ 0 $ 0 $(1,101) $ 0 $(350) $(185) $ 0 $(297) $ 0 $(102) $ 0 $ 0

Source: 1 Company filings, CaplQ; Bloomberg

Indicates stock price performance since IPO to 31-Jan-2010.

Capital Allocation Trends

6

Goldman Sachs

Pick-Up in Consumer / Retail Share Repurchase Authorizations as a Result of Economic Recovery and Improving Sentiment

Most Recent Repurchase Program % of Market Capitalization at Time of Authorization

11.5% 12.0% 3.3% 10.2% 7.6% 2.9% 2.0% 2.6% 14.7% 5.4% 7.1% 9.9%

Del Monte Kellog’s P&G Coach BJ’s Starbucks Mead Johnson Limited Brands PepsiCo Hansens Gap Dr. Pepper Snapple

Date of Program 05-May-10 29-Apr-10 29-Apr-10 20-Apr-10 29-Mar-10 23-Mar-10 17-Mar-10 15-Mar-10 15-Mar-10 12-Mar-10 25-Feb-10 25-Feb-10 Size of Program ($mm) $150 $2,500 $6,000 $1,000 $200 $375 $300 $200 $15,000 $200 $1,000 $800

Share Repurchase Authorizations

Sector Breakdown 2008

Consumer Retail 17%

Healthcare 7%

Real Estate 1%

TMT 39%

FIG 14%

INR 24%

Sector Breakdown 2009 – 2010 YTD

Consumer Retail 34%

TMT 30%

INR 4%

Heathcare 20%

FIG 10%

Source: Company filings

Capital Allocation Trends 7

Goldman Sachs

II. Market Perspectives on J.Crew and Comparison to Peers

Market Perspectives on J.Crew and Comparison to Peers 8

Goldman Sachs

J.Crew Stock Has Been Pressured Post Strong Q4

Since IPO (28-Jun-2006)

Indexed Price

250% 220% 190% 160% 130% 100% 70% 40% 10%

Jun-06 Apr-07 Jan-08 Oct-08 Jul-09 May-10

Daily from 28-Jun-2006 to 14-May-2010

77.9%

21.5%

(8.9)%

Performance 3-Year 1-Year 6-Month J.Crew 16.4% 147.0% 5.5% Specialty Softlines (4.9)% 47.3% 11.4% S&P 500 (24.4)% 27.2% 3.9%

YTD

Indexed Price

140% 130% 120% 110% 100% 90% 80%

Jan-10 Feb-10 Mar-10 Apr-10 May-10

16.8%

1.8% 1.6%

Daily from 01-Jan-2010 to 14-May-2010

JCrew Specialty Softlines Index S&P 500

Source: Bloomberg

Note: Specialty Softlines Index includes Abercrombie, Aeropostale, American Eagle, Ann Taylor, Buckle, Chico’s, Coach, Coldwater Creek, Gap, Guess?, Gymboree, Hot Topic, Limited Brands, and Urban Outfitters

Market Perspectives on J.Crew and Comparison to Peers 9

Goldman Sachs

With Balance Sheet Looking Strong, The Expectation is For J.Crew to Paydown Debt or Returns Cash to Shareholders

Analyst Estimates1 Recommendations2

High Median Low

$2.50 $2.30 $2.12

$3.00

$2.67

$2.45

$3.10

$2.84 $2.80

Sell 4%

FY 2010 FY 2011 FY 2012

Hold 50%

Buy 46%

EPS Estimates

Yearly EPS Estimate (in USD)

$2.80 $2.10 $1.40 $0.70 $0.00

Jul-06 Mar-07 Nov-07 Jun-08 Feb-09 Sep-09 May-10

Monthly from 31-Jul-2006 to 14-May-2010

2006 2007 2008 2009 2010 2011

$0.98 2006A

$1.05 2007A

$0.85 2008A

$2.67 2011E

$2.30 2010E

$1.91 2009

Research Commentary

On Use of Cash:

“After witnessing the company prepay $50 million in debt last year, we wouldn’t be surprised to see the remaining balance paid off by 2010-end given the current cash balance. JCG looks poised to end 2010 with ~$6 in cash per share compared to $2 in debt per share when it came public in late 2006.” JP Morgan, March 15, 2010 “With JCG ending the year at ~$250MM in net cash (compared with only $50MM LY), we also believe this is a turning point for the company as it will now be able to return cash to shareholders (we model its first share repo in F11) vs. repaying debt. Our new dcf-based $53 TP represents 18x our F11 estimate, a premium to the group, though justified due to JCG’s long term growth potential and industry leading returns on capital.” Credit Suisse, March 10, 2010

On Strategy and Future Growth:

“We believe the company can continue to outpace competitors as the economy recovers. While we believe the company has gained many customers from high-end chains and department stores, we also believe an increasingly larger portion of market share gains is coming from more moderate apparel chains, drawn by high-quality fashions and at a reasonable price. This trend bodes well for J. Crew as the economy and consumer budgets continue to improve in 2010, in our view” MKM Partners, April 23, 2010

On Valuation:

“J. Crew is ideally positioned to drive further upside from even its current heightened projections; further, we project the return of material unit growth in FY12 as comparisons become more normalized. Our new target price of $53 translates to 20x our FY12 EPS (the same valuation level we applied before 4QFY10 results); we believe JCG remains fully worthy of a premium multiple.” Brean Murray, March 10, 2010

1 Source: Wall Street research and IBES as of 14-May-2010

2 EPS FY 2010, FY 2011 and 2012. Based on 24 analysts’ recommendations.

Market Perspectives on J.Crew and Comparison to Peers 10

Goldman Sachs

J. Crew’s Attractive Growth Profile…

Company FY 10 – FY 12 Revenue Growth1 FY 10 – FY 12 EBITDA Growth1 LT EPS Growth

9.4% 1.3% 7.0% 3.9% 13.6% 10.5% 10.5% 4.8% Median: 6.8% 7.4% 8.0% (4.1)% 10.5% 1.5% 6.5% 0.9% 10.4% 3.6 % Median: 10.1% 7.6% 8.4% 16.2% 14.0 % N 22.3% 11.9% 15.8% 6.4% (1.6)% 12.9% 8.0% 16.3% 3.4% 20.0% 11.0% 14.5% 13.0% 20.0% 15.0% 16.0% 13.0% 15.0% Median: 13.3% 12.0% 11.0% 12.0% 12.0% 15.0% 13.5%

Source: 1 Wall Street Estimates as of 14-May-2010 Reflects FY2010E-FY2012E CAGR.

Market Perspectives on J.Crew and Comparison to Peers 11

Goldman Sachs

…and Solid EBITDA Margin…

LTM EBITDA Margin

Median: 16.0% 16.7% 34.4% 25.0% 21.9% 20.1% 19.9% 19.7% 17.5% 14.5% 13.6% 13.6% 12.8% 7.8% 7.2% 1.8%

J.Crew Coach Buckle

Urban Outfitters

Guess? Gymboree Aeropostale Gap

Limited Brands

American Eagle

Abercrombie & Fitch

Chico’s Hot Topic AnnTaylor

Coldwater Creek

FY2010E EBITDA Margin

18.4% 35.4% 24.8% 23.8% 20.7% 20.4% 20.1% 17.4% 16.9% 16.4% 15.7% 14.9% 10.5% 7.5% 7.2%

J.Crew Coach Buckle

Urban Outfitters

Gymboree

Guess?

Aeropostale

Gap

American Eagle

Chico’s

Limited Brands

Abercrombie & Fitch

AnnTaylor

Hot Topic

Coldwater Creek

Source: IBES and Bloomberg. Market Data as of 14-May-2010

Market Perspectives on J.Crew and Comparison to Peers 12

Goldman Sachs

… Are Reflected in the Premium Valuation to Specialty Softlines Peers

($ in millions, except for the ratios)

Market Cap FY10 EV/EBITDA FY10 P/E LT EPS Growth FY10 PEG

$3,130 $15,421 $12,565 $8,354 $6,235 $3,612 $3,547 $3,259 Median: $2,930 $2,602 $2,585 $1,617 $1,344 $1,326 $630 $301 9.1x 5.1x 9.3x 6.5x 10.6x 6.5x 6.1x 4.8x 6.9x Median: 6.1x 4.5x 6.1x 4.7x 5.4x 7.0x 3.2x 17.0x 1.6x 16.0x 13.1x 18.3x 11.0x 15.8x 11.0x 14.5x 9.2x 10.8x 10.4x S&P: 14.5x Median: 13.8x 17.1x 35.0x 19.6x 20.0% 11.0% 14.5% 13.0% 20.0% 15.0% 16.0% 13.0% 15.0% Median: 13.3% 12.0% 11.0% 12.0% 12.0% 15.0% 13.5% 0.9x 1.1x 1.1x 1.0x 0.9x 0.7x 1.0x Median: 1.0x 0.8x 1.0x 0.8x 1.0x 0.9x 1.4x 2.3x 1.4x

Source: Wall Street Estimates as of 14-May-2010

Market Perspectives on J.Crew and Comparison to Peers 13

Goldman Sachs

Meaningful Rotation in Top J.Crew Shareholders

Top 25 Active Institutional Holders

#	Institution	Style	Equity A.U.M. ($mm)	Latest Pos. (Shares)	Latest % Shares Out.	Q4'09 Pos. (Shares)	Q3'09 Pos. (Shares)	Q2'09 Pos. (Shares)	Q1'09 Pos. (Shares)	Q4'08 Pos. (Shares)
1	Fidelity Management & Research	GARP	$ 565,152	8,870,105	13.9 %	9,537,505	8,616,305	8,754,586	9,373,618	9,340,818
2	Baron Capital Management, Inc.	Growth	15,850	5,254,486	8.2	5,494,745	5,621,508	5,815,365	5,781,125	5,305,030
3	Marsico Capital Management, L.L.C.	Core Growth	55,083	3,726,042	5.8	735,802	0	0	0	3,486,119
4	Columbia Wanger Asset Management, L.P.	GARP	27,845	3,229,100	5.1	3,237,700	3,235,200	2,529,050	1,172,500	400,000
5	American Century Investment Management, Inc.	Core Growth	51,277	1,881,974	3.0	2,357,516	1,319,749	1,650,304	1,638,445	1,121,873
6	T. Rowe Price Associates, Inc.	GARP	266,852	1,708,060	2.7	3,510,600	6,136,800	6,814,900	5,443,200	4,792,600
7	Lord, Abbett & Co. LLC	Income Value	46,051	1,706,763	2.7	3,341,544	5,883,122	9,714,648	11,689,655	11,863,669
8	Janus Capital Management LLC	Aggres. Gr.	81,124	1,294,812	2.0	1,294,812	2,214,260	2,192,818	0	0
9	J.P. Morgan Investment Management Inc. (New York)	GARP	107,509	1,261,060	2.0	845,827	1,209,948	557,546	690,457	0
10	The Roosevelt Investment Group, Inc.	Core Growth	3,945	1,256,401	2.0	1,213,411	1,148,704	0	0	0
11	TIAA-CREF	GARP	161,520	1,127,601	1.8	435,320	430,468	334,736	283,027	288,928
12	Fred Alger Management, Inc.	Aggres. Gr.	11,071	1,115,126	1.8	1,122,474	1,252,338	881,238	1,507,070	2,568,814
13	AllianceBernstein L.P.	Core Growth	175,742	1,098,410	1.7	969,771	1,361,598	1,735,608	125,694	98,338
14	Friess Associates LLC	Momentum	8,823	839,700	1.3	0	0	0	0	0
15	Waddell & Reed Investment Management Company	Core Growth	49,945	700,100	1.1	686,450	729,450	766,450	944,050	911,150
16	Norges Bank	Core Value	333,690	693,939	1.1	693,939	167,238	167,238	167,238	167,238
17	Westfield Capital Management Company, LP	Core Growth	11,541	683,826	1.1	625,576	856,240	873,100	0	0
18	Neuberger Berman, LLC	GARP	69,029	648,009	1.0	404,280	55,976	51,184	55,949	70,979
19	Wells Capital Management Inc.	Core Value	36,330	590,346	0.9	590,346	0	0	0	0
20	Impala Asset Management, L.L.C.	Hedge Fund	1,343	590,300	0.9	448,500	0	0	0	0
21	Buckingham Capital Management, Inc.	Hedge Fund	2,075	538,893	0.8	449,604	647,084	474,500	0	1,060,590
22	Franklin Advisers, Inc.	Income Value	46,722	518,092	0.8	545,083	0	0	0	0
23	Vinik Asset Management, L.P.	Aggres. Gr.	4,835	508,201	0.8	508,201	67,901	1,002,201	0	0
24	FAF Advisors, Inc.	Core Value	29,947	499,569	0.8	617,943	508,511	112,642	84,730	113,012
25	OppenheimerFunds, Inc.	GARP	84,024	478,740	0.8	557,850	630,440	210,982	42,940	102,730

Latest


Momentum
4%
Value
4%
Index
14%
Growth
71%
GARP
7%

Q4 '09


Income
3%
Momentum
3%
Value
4%
Index
14%
Growth
70%
GARP
7%

Q3 '09


Momentum
2%
Income
7%
Index
13%
Value
4%
GARP
10%
Growth
65%

Q2 '09


Specialty
1%
Momentum
1%
Index
12%
Income
14%
Growth
58%
GARP
11%
Value
4%

Q1 '09


Specialty
1%
Index
12%
Income
14%
Growth
56%
GARP
12%
Value
4%

Q4 '08


Specialty
1%
Index
10%
Income
17%
Growth
58%
Value
5%
GARP
9%

Source: Bloomberg, Thomson Reuters; as of latest filings

Market Perspectives on J.Crew and Comparison to Peers 14

Goldman Sachs

III. Optimal Capital Structure and Alternatives Use of Cash Considerations

Optimal Capital Structure and Alternatives Use of Cash Considerations 15

Goldman Sachs

Keeping a High Cash Balance Negatively Impacts Cost of Capital

($ in millions)

Cash ($mm)

$ 50 $ 150 $ 250 $ 350 $ 450 $ 550

Weighted Average Cost of Capital

12.00% 12.50% 13.00% 13.50%

FY2009 cash balance: $298mm

12.40% 12.55% 12.71% 12.79% 12.88% 13.06% 13.16%

0.00% 5.00% 10.00% 15.00% 20.00%

Cash % of Total Capitalization

Note: Cost of capital assumes an Axioma 2-year historical levered beta of 1.26 (Unlevered and re-levered for each case), risk free rate of 4.16% (20-Yr Treasury with a 20-year duration), market premium of 6.67%, and tax rate of 40.2%. Assumes LTM

EBITDA of $263mm, rent expense of $85mm capitalized at 8.0x per Moody’s, LTM debt of $49mm and cash of $298mm per FY2009 filing

Optimal Capital Structure and Alternatives Use of Cash Considerations 16

Goldman Sachs

Illustrative Cost of Capital at Different Breakpoints

($ in millions)

Weighted Average Cost of Capital

13.50% 13.00% 12.50% 12.00% 11.50%

Current Rating: BB+ Rating: BB Rating: BB- Rating: B+ Rating: B Leverage: Leverage: Leverage: Leverage: Leverage: Leverage:

2.11x 2.75x 3.25x 3.75x 4.50x 5.25x

12.79% 12.43% 12.25% 12.12% 11.98% 11.96%

(8.6)% (0.8)% 4.6% 9.4% 15.8% 21.3%

Net Debt / Capitalization

PF Total Debt $ 49 $ 273 $ 447 $ 622 $ 883 $ 1,145 PF Net Debt $(249) $(25) $ 149 $ 324 $ 585 $ 847 Inc. Debt $ 0 $ 224 $ 398 $ 572 $ 834 $ 1,096 Pre-Tax Cost of Debt 5.0% 6.0% 7.0% 7.5% 8.0% 9.0% Cost of Equity 12.01% 12.36% 12.64% 12.91% 13.32% 13.74% WACC 12.79% 12.43% 12.25% 12.12% 11.98% 11.96%

Note: Leverage shown on adjusted basis; cost of capital assumes an Axioma 2-year historical levered beta of 1.26 (Unlevered and re-levered for each case), risk free rate of 4.16% (20-Yr Treasury with a

20-year duration), market premium of 6.67%, and tax rate of 40.2%

Note: Assumes LTM EBITDA of $263mm, rent expense of $85mm capitalized at 8.0x per Moody’s, LTM debt of $49mm and cash of $298mm per FY2009 filing

Optimal Capital Structure and Alternatives Use of Cash Considerations 17

Goldman Sachs

J.Crew Spectrum of Alternatives

Share Repurchase Special Dividend Initiate On-Going Dividend

Use excess cash (after debt Use excess cash (after debt Initiate ongoing dividend paydown) to repurchase paydown) to pay special Overview shares dividend to shareholders

Signals management view Returns cash to Long-term commitment, that stock is undervalued shareholders which leaves less the Highly accretive to earnings Dilutive to earnings but Company with less flexibility Discussion accretive to value May signal maturity of core Shareholders can self-select Points business and slowdown in whether to tender their share Does not allow for growth shareholders to “opt in”

Optimal Capital Structure and Alternatives Use of Cash Considerations 18

Goldman Sachs

Current Plan Implies Cash Balance of ~$1.5 billion by 2014

($ in millions)

CAGR CAGR FY 2007 A FY 2008 A FY 2009 A FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E ‘07A- ‘09E ‘09E- ‘14E

Net Income $ 98 $ 54 $ 123 $ 151 $ 188 $ 225 $ 269 $ 322 11.9% 21.1%

D&A 34 44 52 49 54 57 58 60 Working Capital 7 37 (14) (19) (20) (48) (80) (116) in Working Capital (50) (43) (36) (5) (1) (28) (32) (36) Capital Expenditures 81 78 45 52 54 59 59 58 Other 18 (24) 36 1 (12) (9) (12) (15)

Free Cash Flow $ 120 $ 40 $ 202 $ 154 $ 177 $ 242 $ 287 $ 345 29.9% 11.2%

Share Repurchases 0 0 0 0 0 0 0 0 Repurchases of Preferred stock 0 0 0 0 0 0 0 0 Dividends paid 0 0 0 0 0 0 0 0 Cash $ 132 $ 146 $ 298 $ 403 $ 579 $ 821 $ 1,109 $ 1,453 Total Debt 125 100 49 0 0 0 0 0 Adj. Debt (1) 626 699 735 758 836 925 1,030 1,148

Growth and Margins

Number of Stores 260 300 321 336 365 407 449 491

New Stores Growth (%) 14.5% 15.4% 7.0% 4.7% 8.6% 11.5% 10.3% 9.4 % Comp Store Sales (%) 5.6% (4.0)% 4.1% 6.4% 5.4% 4.9% 4.8% 5.1%

Credit Stats

Debt / EBITDA 0.6 x 0.7 x 0.2 x 0.0 x 0.0 x 0.0 x 0.0 x 0.0 x Adj. Debt / EBITDAR 2.3 x 3.2 x 2.1 x 1.9 x 1.8 x 1.7 x 1.6 x 1.5 x EBITDAR / Interest + Rent 3.7 x 2.7 x 3.8 x 4.1 x 4.5 x 4.7 x 4.9 x 5.1 x

Source: Public filings, Management Projections

(1) Rent Expense adjusted based on Moody’s methodology.

Optimal Capital Structure and Alternatives Use of Cash Considerations 19

Goldman Sachs

J.Crew Current Management Plan Comparison to Street

($ in millions, except per share data)

CAGR FY 2009 A FY 2010 E FY 2011 E ‘09A- ‘11E

Store Growth and Comps

SSS (Management) 4.1% 6.4% 5.4 % SSS (Street) (1) 4.0% 4.0%

Number of Stores (Management) 321 336 365 6.6 % Number of Stores (Street) (1) 335 360 5.9%

Income Statement

Revenue (Management) $ 1,578 $ 1,743 $ 1,923 10.4%

% Growth 10.5% 10.5% 10.3%

Revenue (Street) $ 1,730 $ 1,885 9.3%

% Growth 9.6% 8.9%

EBITDA (Management) $ 263 $ 305 $ 369 18.4%

% Margin 16.7% 17.5% 19.2%

EBITDA (Street) $ 319 $ 357 16.6%

% Margin 18.4% 19.0%

EPS (Management) $ 1.91 $ 2.27 $ 2.81 21.3%

% Growth 126.0% 19.1% 23.5%

EPS (Street) $ 2.30 $ 2.67 18.2%

% Growth 20.4% 16.1%

Cash Flow

Capex (Management) $ 45 $ 52 $ 54 9.7 % Capex (Street) (1) $ 55 $ 61 16.8%

1 Source: Public filings, Management Projections and Wall Street Research

Same-store sales, number of stores and Capex are based on Goldman Sachs Research.

Optimal Capital Structure and Alternatives Use of Cash Considerations 20

Goldman Sachs

Illustrative Share Repurchase

($ in millions)

Share Repo Size Status Quo $50 $75 $100 $125

Cash Balance 298 298 298 298 298 (-) Repayment of Debt 49 49 49 49 49 (-) Share Repurchases - 50 75 100 125

PF Cash Balance 249 $199 $174 $149 $124

Share Repurchase Price $ 45.45 $ 45.45 $ 45.45 $ 45.45

% Premium 0.0% 0.0% 0.0% 0.0%

Shares Repurchased (mm) 1.10 1.65 2.20 2.75

% of Outstanding Shares Repurchased (1) 1.7% 2.6% 3.4% 4.3%

FY 2010 E Pro Forma WASO 66.5 65.4 64.8 64.3 63.7 Accretion / (Dilution) Analysis FY 2010 E EPS (2) (3) $2.27 $2.31 $2.33 $2.34 $2.36 Accretion / (Dilution) ($) $0.03 $0.05 $0.07 $0.09 Accretion / (Dilution) (%) 1.5% 2.2% 3.0% 3.8%

FY 2009E - 2011 E EPS CAGR 21.3% 22.9% 23.8% 24.6% 25.5% Share Price at At 20.0x (Current) P/E $ 45.45 $ 46.12 $ 46.47

$ 46.82 $ 47.18

Share Price Accretion 1.5% 2.2% 3.0% 3.8%

Additional Share Repurchases

Pro Forma Cash Balance 249 199 174 149 124 (+) FCF Generated 154 154 154 154 154 (-) Repayment of Debt - - - -

(-) Share Repurchases 50 75 100 125

PF Cash Balance 403 $303 $253 $203 $153

Share Repurchase Price $ 57.00 $ 57.43 $ 57.88 $ 58.33

FY 2011 E EPS (2) (3) $2.81 $2.89 $2.93 $2.97 $3.01 Accretion / (Dilution) ($) $0.08 $0.12 $0.16 $0.20 Accretion / (Dilution) (%) 2.7% 4.1% 5.6% 7.0%

Source: Public filings, Management Projections

(1) Based on 63.8 basic shares outstanding as of 14-May-2010. (2) Based on 2010E weighted average diluted shares of 66.5 million.

(3) Assumes a tax rate of 40.2% for FY2010E. Assumes interest on cash to be 1.0%.

Optimal Capital Structure and Alternatives Use of Cash Considerations

21

Goldman Sachs

Executing On-Going Share Repurchases Would Be Significantly Accretive to J.Crew’s EPS

($ in millions, except per share data)

Base Case

‘10—‘14 CAGR: 15.9%

$ 2.27 $ 2.81 $ 3.36 $ 3.99 $ 4.76

FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E

On-going Share Repurchase – 100% of Annual FCF

‘10—‘14 CAGR: 20.4%

$ 2.44 $ 3.15 $ 3.95 $ 4.93 $ 6.17

FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E

FCF $ 154 $ 177 $ 242 $ 287 $ 345 FCF $0 $0 $0 $0 $0 Sh. Repo - - - - - Sh. Repo 253 177 242 287 345 Cash $ 403 $ 579 $ 821

$ 1,109 $ 1,453 Cash 199 199 199 199 199 Adj. Lev. 1.9 x 1.8 x 1.7 x 1.6 x 1.5 x Adj. Lev. 1.9 x 1.8 x 1.7 x 1.6 x 1.5 x WASO 66 67 67 67 68 WASO 61 59 56 53 51

Source: Management Plan

Note: Rent expense held as constant percentage of sales, capitalized at 8.0x per Moody’s.

Note: Share repurchase price based on current forward P/E multiple of 20.0x; assumes interest income lost on cash of 1.0%

Optimal Capital Structure and Alternatives Use of Cash Considerations

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Goldman Sachs

2 Illustrative Special Dividend

($ in millions)

Special Dividend Size Status Quo $50 $75 $100 $125

Cash Balance 298 298 298 298

(-) Repayment of Debt 49 49 49 49

(-) Special Dividend 50 75 100 125

PF Cash Balance $199 $174 $149 $124

FY 2010 E EPS (1) (2) $2.27 $2.27 $2.27 $2.27 $2.26

Special Dividend per share (3) 0.78 1.17 1.57 1.96

Implied Share Price at 20.0x P/E Mulitple $45.45 $45.36 $45.32 $45.27 $45.23

Shareholder Value (DPS + PF EPS x P/E) $46.14 $46.49 $46.84 $47.18

Share Price Accretion 1.5% 2.3% 3.1% 3.8%

Source: Public filings, Management Projections

(1) Based on 2010E weighted average diluted shares of 66.5 million.

(2) Assumes a tax rate of 40.2% for FY2010E. Assumes interest on cash to be 1.0%. (3) Based on current shares outstanding of 63.8 million.

(4) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

Optimal Capital Structure and Alternatives Use of Cash Considerations

23

Goldman Sachs

3 On-Going Dividend Benchmarking

($ in millions, except per share data)

Dividend Payout

0.0% 61.8% 52.3% 48.9% 29.4% 24.1% 21.7% 20.6% 14.5% 9.2% 0.0% 0.0% 0.0% 0.0% 0.0%

J. Crew

Abercrombie & Fitch

American Eagle

Limited Brands

Buckle Hot Topic Gap Guess?

Coach Chico’s AnnTaylor Gymboree

Coldwater Creek

Aeropostale

Urban Outfitters

Dividend Yield

0.0% 2.6% 2.4% 2. 4% 1.7% 1.5% 1.3% 1.0% 0.7% 0.3% 0.0% 0.0% 0.0% 0.0% 0.0%

J. Crew

American Eagle

Buckle

Limited Brands

Abercrombie & Fitch

Gap

Guess?

Hot Topic Coach Chico’s Gymboree AnnTaylor

Coldwater Creek

Aeropostale

Urban Outfitters

Ongoing Dividend

Dividend Payout

5.0% 15.0% 25.0% 35.0% 45.0% 55.0% 65.0% Ongoing Dividend per share (1) 0.12 0.36 0.59 0.83 1.07 1.31 1.55

Dividend Yield 0.26% 0.79% 1.31% 1.84% 2.36% 2.89% 3.41% Total Dividend $8 $23 $38 $53 $68 $83 $98 % of 2010E FCF 4.9% 14.7% 24.6% 34.4% 44.2% 54.0% 63.8% % of 2010E OCF 3.7% 11.0% 18.3% 25.6% 33.0% 40.3% 47.6%

Source: Public filings, Management Projections

(1) Based on 2010E weighted average diluted shares of 66.5 million.

Optimal Capital Structure and Alternatives Use of Cash Considerations 24

Goldman Sachs

Appendix A: Supplemental Materials

Supplemental Materials 25

Goldman Sachs

Comparison of Selected Companies

($ in millions except per share data)

Company	Closing Price 14-May-2010	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2) Sales LTM	EBITDA LTM	EBITDA 2010	EBITDA 2011	EBIT LTM	Calendarized P/E Multiples (2) 2010	P/E 2011	5-Year EPS CAGR (2)	2011 PE/5-Year EPS CAGR	LTM Margins (1) EBITDA	LTM Margins (1) EBIT	Dividend Yield
J. Crew	$ 45.45	91 %	$ 3,130	$ 2,881	1.8 x	11.0 x	9.0 x	8.1 x	13.6 x	19.8 x	17.0 x	20.0 %	0.9 x	16.7 %	13.4 %	0.0 %
U.S. Specialty Retailer																
Abercrombie & Fitch	$ 40.22	80 %	$ 3,547	$ 2,946	1.0 x	7.4 x	6.1 x	5.1 x	18.5 x	22.0 x	15.5 x	16.0 %	1.0 x	13.6 %	5.4 %	1.7 %
Aeropostale	27.48	86	2,585	2,238	1.0	5.1	4.5	4.2	5.8	10.0	9.2	12.0	0.8	19.7	17.4	0.0
American Apparel (3)	2.79	51	199	274	0.5	4.9	5.0	3.6	9.9	29.4	7.6	25.0	0.3	10.0	5.0	0.0
American Eagle	15.53	79	3,259	2,590	0.9	6.4	4.9	4.2	10.0	13.3	11.0	13.0	0.8	13.6	8.7	2.6
AnnTaylor	22.22	89	1,326	1,117	0.6	8.5	5.4	5.0	NM	20.2	17.1	12.0	1.4	7.2	1.5	0.0
Buckle	33.83	85	1,617	1,459	1.6	6.5	6.1	5.6	7.3	11.6	10.8	11.0	1.0	25.0	22.2	2.4
Chico's	14.49	88	2,602	2,178	1.3	9.9	6.9	5.8	17.7	19.3	14.5	15.0	1.0	12.8	7.2	0.3
Coach	40.06	92	12,565	11,682	3.4	9.9	8.9	8.3	11.0	16.9	15.1	14.5	1.0	34.4	30.8	0.7
Coldwater Creek	6.83	78	630	557	0.5	NM	7.0	5.7	NM	NM	35.0	15.0	2.3	1.8	(3.7)	0.0
Gap	22.96	88	15,421	12,848	0.9	5.2	5.1	4.8	7.0	12.5	11.6	11.0	1.1	17.5	12.9	1.5
Gymboree	45.00	81	1,344	1,086	1.1	5.4	4.7	4.2	6.6	11.6	10.4	12.0	0.9	19.9	16.2	0.0
Guess?	38.38	76	3,612	3,147	1.5	7.4	6.5	5.8	8.7	12.8	11.0	15.0	0.7	20.1	17.1	1.3
Hot Topic	6.75	79	301	177	0.2	3.1	3.2	2.9	8.8	27.0	19.6	13.5	1.4	7.8	2.7	1.0
Limited Brands	25.45	89	8,354	9,325	1.1	7.4	6.5	6.0	10.8	14.8	13.1	13.0	1.0	14.5	10.0	2.4
Urban Outfitters	$ 35.88	88	6,235	5,734	3.0	13.5	10.5	9.0	16.9	21.6	18.0	20.0	0.9	21.9	17.5	0.0
High		92 %	$ 15,421	$ 12,848	3.4 x	13.5 x	10.5 x	9.0 x	18.5 x	29.4 x	35.0 x	25.0 %	2.3 x	34.4 %	30.8 %	2.6 %
Mean		82	4,240	3,824	1.2	7.2	6.1	5.3	10.7	17.4	14.6	14.5	1.0	16.0	11.4	0.9
Median		85	2,602	2,238	1.0	6.9	6.1	5.1	9.9	15.8	13.1	13.5	1.0	14.5	10.0	0.7
Low		51	199	177	0.2	3.1	3.2	2.9	5.8	10.0	7.6	11.0	0.3	1.8	(3.7)	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.
(3) Does not include the 7.7mm (10.8% of outstanding shares) authorized to be granted as part of the Performance Equity Plan, as no shares have currently been granted under this program.

Supplemental Materials 26

Goldman Sachs

Current Cap Structure

As of 30-Jan-2010 ($ in millions)

Moody’s Adj.

Amount LTM LTM Leverage Interest / Tranche Current Bid /

(USD) Leverage (1) Using 8x (2) Coupon Rating Implied Yield Maturity

Cash $298

Undrawn Revolving Credit Facility (3) 194

Total Liquidity $493

Revolving Credit Facility ($200mm Capacity) - 0.0 x 2.0 L + 100-125 NA / NA May-2013

Term Loan 49 0.2 2.1 L + 175 (4) Ba2 / BB+ 93.00 / 6.2% May-2013

Total Debt $49 0.2x 2.1x

Market Equity 3,130

Total Capitalization $3,179

Corporate Rating BB+ / WR Stable / NA

Source: Company Filings as of 30-Jan-2010

(1) Assumes LTM EBITDA to be $263mm as of 30-Jan-10. (2) LTM rent expense of $86mm capitalized at 8.0x. (3) Adjusts for $6mm of Letters of Credit as of 30-Jan-2010.

(4) Interest rate is at company’s option, at base rate plus a margin of 0.75% or at L+175 bps

Supplemental Materials 27